FOURTH QUARTER 2024 Plymouth REIT Supplemental Information

Q4 2024 Supplemental | 1

Table of Contents

Table of Contents
Executive Summary	4
Company Overview, Management, Board of Directors, and Investor Relations	4
Portfolio Snapshot	5
Total Acquisition and Replacement Cost by Market	5
Acquisition Activity	6
Development Projects	7
Value Creation Examples	8
Guidance	9
Financial Information
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
Non-GAAP Measurements	13
Same Store Net Operating Income (NOI)	15
Debt Summary	17
Capitalization and Capital Markets Activity	18
Net Asset Value Components	19
Chicago Joint Venture	20
Rentable Square Feet and Annualized Base Rent by Market	21
Operational & Portfolio Information
Leasing Activity: Lease Renewals and New Leases	23
Leasing Activity: Lease Expiration Schedule & % of Annual Base Rent Expiring	24
Leased Square Feet and Annualized Base Rent by Tenant Industry	25
Leased Square Feet and Annualized Base Rent by Type	26
Top 10 Tenants by Annualized Base Rent	27
Lease Segmentation by Size	28
Capital Expenditures	29
Appendix
Glossary	31

Q4 2024 Supplemental | 2

Disclaimers

References herein to “we,” “us,” and “our” refer to Plymouth Industrial REIT. Inc. (“Plymouth” or the “Company”)

Forward-Looking Statements

This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended and of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements and include, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations

For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 31-36. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 13-14.

Q4 2024 Supplemental | 3

Executive Summary

Company Overview

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity RESEARCH Coverage

Corporate

20 Custom House Street
11th Floor

Boston, Massachusetts 02110

617.340.3814

www.plymouthreit.com

Investor Relations

John Wilfong

SCR Partners

IR@plymouthreit.com

Continental Stock Transfer
& Trust Company

1 State Street, 30th Floor

New York, NY 10004

212.509.4000

Executive Management

Jeffrey E. Witherell

Chief Executive Officer
and Chairman

Anthony J. Saladino

President

and Chief Financial Officer

James M. Connolly

Executive Vice President

Asset Management

Lyndon J. Blakesley

Senior Vice President

and Chief Accounting Officer

Benjamin P. Coues

Senior Vice President

and Head of Acquisitions

Anne A. Hayward, ESQ.

Senior Vice President

and General Counsel

Daniel R. Heffernan

Senior Vice President

Asset Management

Scott L. Robinson

Senior Vice President

Corporate Development

Board of Directors

Phillip S. Cottone

Independent Director

Richard DeAgazio

Independent Director

David G. Gaw

Lead Independent Director

John W. Guinee

Independent Director

Caitlin Murphy

Independent Director

Pendleton P. White, Jr.

Director

Jeffrey E. Witherell

Chief Executive Officer
and Chairman

Equity Research Coverage[1]

Baird

Nicholas Thillman

414.298.5053

Barclays

Brendan Lynch

212.526.9428

BMO Capital Markets

John Kim

212.885.4115

BNP Paribas Exane

Nate Crossett

646.725.3716

Colliers Securities

Barry Oxford

203.961.6573

JMP Securities

Mitch Germain

212.906.3537

J.P. Morgan

Mike Mueller

212.622.6689

KeyBanc Capital Markets

Todd Thomas

917.368.2375

Truist Securities

Anthony Hau

212.303.4176

Wedbush Securities

Richard Anderson

212.931.7001

Investor Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, on February 27, 2025 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through March 6, 2025 by dialing (877) 344-7529 and entering the replay access code, 9572499.

1	The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q4 2024 Supplemental | 4

Highlights

As of September 30, 2024

Portfolio Snapshot

Number of Properties	129
Number of Buildings	199
Square Footage	29,250,971
Portfolio Occupancy	92.3%
Same-Store Occupancy	95.2%
WA Lease Term Remaining (yrs.)[1]	3.2
Multi-Tenant as % of ABR	55.5%
Single Tenant as % of ABR	45.5%
WA Annual Rent Escalators	~3.0%
Triple Net Leases as % of ABR	83.6%

1 The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Total Acquisition and Replacement Cost by Market

($ in Thousands)

Market	State	# of Buildings	Rentable Square Feet	Total Acquisition Cost[1]	Replacement Cost[2]
Atlanta	GA	13	2,086,835	$ 111,988	$ 154,583
Boston	ME	2	268,713	19,023	40,729
Charlotte	NC	1	155,220	20,400	20,821
Cincinnati	OH, KY	21	2,969,046	126,854	228,779
Cleveland	OH	19	3,979,209	201,550	362,436
Columbus	OH	14	3,230,487	137,624	257,186
Indianapolis	IN	17	4,085,169	149,251	356,416
Jacksonville	FL, GA	29	2,185,316	159,621	226,330
Memphis	MS, TN	63	6,404,287	285,907	593,338
South Bend[3]	IN	6	667,000	26,000	37,830
St. Louis	IL, MO	14	3,219,689	213,787	325,818
Total	11	199	29,250,971	$ 1,452,005	$ 2,604,266

1	Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance with GAAP of development properties placed in-service.
2	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
3	During Q4 2024, Plymouth contributed 34 of the 40 buildings in our Chicago market to the Chicago Joint Venture with Sixth Street. The remaining 6 buildings in the market more closely align with the CBRE defined metro of South Bend, IN.

Q4 2024 Supplemental | 5

Acquisition Activity

Acquisitions ($ in Thousands)

Location	Acquisition Date	# of Buildings	Purchase Price[1]	Square Footage	Projected Initial Yield[2]	Cost per Square Foot[3]
Cincinnati, OH	2/20/2025	1	$ 23,300	263,000	6.7%	$ 88.59
Cincinnati, OH	12/19/2024	9	$ 20,149	258,082	6.8%	$ 78.07
Memphis, TN	7/18/2024	14	$ 100,500	1,621,241	8.0%	$ 61.99
Multiple	Full Year 2022	44	$ 253,655	4,164,864	6.1%	$ 71.54
Multiple	Full Year 2021	24	$ 370,977	6,380,302	6.7%	$ 63.15
Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99
Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21
Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54
Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81
Total Acquisitions Post-IPO		211	$ 1,570,164	32,037,275	7.4%	$ 49.01

Note: Acquisitions include wholly-owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1	Represents total direct consideration paid rather than GAAP cost basis.
2	We define Projected Initial Yield as calculated by dividing the Company’s estimate of year 1 cash net operating income from the applicable property’s operations by the Purchase Price. Total Projected Initial Yield is weighted based on Purchase Price.
3	Calculated as Purchase Price divided by square footage.

Q4 2024 Supplemental | 6

Development Projects

As of December 31, 2024

The total investment in completed developments is approximately $70 million. The initial cash NOI yields on development projects completed is 7.5%.

Plymouth is in the early stages of constructing a 41,958-square-foot building on the last remaining plot in our Jacksonville, FL Liberty Business Park. The estimated investment is $5.7 million with a targeted completion date at year end 2025.

Plymouth has partnered with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities. In Q4 2024, Plymouth achieved a Two Green Globe certification on our completed development in Jacksonville and, prior to Q4 2024, Plymouth achieved a Three Green Globe certification on our Cincinnati development and a Two Green Globe certification on our completed developments in Boston, Jacksonville (2) and Atlanta (2) [1].

Completed[2]	# of Buildings	Total Rentable Square Feet (RSF)	% Leased	Investment ($ in millions)	% Funded	Completed
Boston - Milliken Road	1	68,088	100%	$ 9.3	100%	Q4 2022
Atlanta - New Calhoun I	1	236,600	100%	13.8	100%	Q1 2023
Cincinnati - Fisher Park I	1	154,692	100%	14.0	100%	Q1 2023
Atlanta - New Calhoun II	1	180,000	100%	12.1	100%	Q3 2023
Jacksonville - Salisbury	1	40,572	100%	6.2	100%	Q3 2023
Jacksonville - Liberty I	1	39,750	100%	5.7	100%	Q4 2023
Jacksonville - Liberty II	1	52,920	100%	8.9	100%	Q4 2024
Total	7	772,622	100%	$ 70.0	100%

1	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2	Completed buildings are included within portfolio occupancy and square footage metrics are as of December 31, 2024.

Q4 2024 Supplemental | 7

Value Creation Examples

SAVANNAH: Lease Directly to Subtenant	MEMPHIS: Recycling Capital	CINCINNATI: New Acquisition

SIGNIFICANT TRAILER PARKING/ STORAGE
ELAN CT
INDUSTRIAL BLVD

Negotiated deal that was initially a sublease on 187,205 square feet that turned into a direct lease.

Four-year deal, no downtime, no external brokers and no tenant improvements. Rental rate increase of 124% over expiring rent.

The property was acquired in 2020 at an initial NOI yield of 5.1%. Stabilized yield is now 12.0% with annual lease escalations averaging 2.5%.

Sold a 33,688-square-foot flex building in Memphis, TN to an end user at a price of $2.4 million. The building was part of a portfolio Plymouth acquired in July 2024 for $100.5 million.

This was a non-core asset leased on a short-term basis to a tenant known to be vacating at year end. The sale proceeds will be retained within the portfolio to fund leasing activities and the ongoing conversion of a 106,000-square-foot call center building back to its original warehouse format to accommodate multiple industrial users.

Purchased a 258,082-square-foot, 9-building industrial portfolio in Cincinnati, OH during the quarter.

The portfolio was acquired for $20.1 million at a going-in NOI yield of 6.8%.

At acquisition, the portfolio was 96.9% leased to 23 tenants with a weighted average remaining lease term of 2.8 years. In-place rents are consistent with our portfolio average mark-to-market of 18% to 20%.

Q4 2024 Supplemental | 8

Guidance

As of February 26, 2024

Unaudited ($ in thousands, except per-share amounts)

Plymouth’s full year 2025 guidance ranges for net income and Core FFO per weighted average common share and units and its accompanying assumptions, which can be found in the tables below:

	Full Year 2025 Range[1]
	Low	High
Core FFO attributable to common stockholders and unit holders per share	$ 1.85	$ 1.89
Same Store Portfolio NOI growth - cash basis[2]	6.00%	6.50%
Average Same Store Portfolio occupancy - full year	95.0%	97.0%
Acquisition volume	$270,000	$450,000
General and administrative expenses[3]	$16,450	$15,850
Interest expense, net	$32,000	$36,500
Weighted average common shares and units outstanding[4]	46,051	46,051

Reconciliation of net income (loss) attributable to common stockholders and unit holders per share to Core FFO guidance:
	Full Year 2025 Range[1]
	Low	High
Net income/(loss)	($0.26)	($0.23)
Depreciation and amortization	$1.66	$1.67
Series C Preferred dividend[5]	($0.19)	($0.19)
Proportionate share of Core FFO from unconsolidated joint ventures[6]	$0.64	$0.64
	$1.85	$1.89

1	Our 2025 guidance refers to the Company's in-place portfolio as of February 26, 2025, and includes prospective acquisition volume as outlined above. Our 2025 guidance does not include the impact of any prospective dispositions or capitalization activities.
2	The Same Store Portfolio consists of 168 buildings aggregating 26,107,300 rentable square feet, representing approximately 89.3% of the total in-place portfolio square footage as of February 26, 2025. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income. The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly-owned by the Company as of December 31, 2023.
3	Includes non-cash stock compensation of $5.1 million for 2025.
4	As of February 26, 2025, the Company has 46,041,197 common shares and units outstanding.
5	Series C Preferred dividend includes cash and accrued (PIK) dividends at an annualized rate of 7.0%.
6	Proportionate share of Core FFO from unconsolidated joint ventures adjusts for the Hypothetical Liquidation of Book Value (“HLBV”) calculation and resulting loss in investment of unconsolidated joint ventures recognized within the Consolidated Statements of Operations and adds back the Company's proportionate share of Core FFO from the unconsolidated joint ventures.

Q4 2024 Supplemental | 9

Financial Information

Q4 2024 Supplemental | 10

Consolidated Balance Sheets

Unaudited ($ in thousands)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
ASSETS
Real estate properties:
Land	$ 181,357	$ 237,514	$ 223,049	$ 224,532	$ 226,020
Building and improvements	1,236,948	1,156,378	1,325,468	1,326,722	1,341,846
Net investment in sales-type lease[1]	-	-	21,396	21,459	-
Less: accumulated depreciation	(261,608)	(246,652)	(292,454)	(277,253)	(268,046)
Total real estate properties, net	$ 1,156,697	$ 1,147,240	$ 1,277,459	$ 1,295,460	$ 1,299,820
Real estate assets held for sale, net [1]	-	199,548	-	-	-
Cash, cash held in escrow and restricted cash	43,627	33,556	36,129	27,237	26,204
Investment of unconsolidated joint ventures[1]	62,377	-	-	-	-
Deferred lease intangibles, net	41,677	44,458	42,434	46,396	51,474
Interest rate swaps[1]	17,760	13,237	25,328	26,382	21,667
Other assets	42,622	49,256	40,445	39,670	42,734
Forward contract asset [1]	3,658	9,116	-	-	-
Total assets	$ 1,368,418	$ 1,496,411	$ 1,421,795	$ 1,435,145	$ 1,441,899
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Secured debt, net	$ 175,980	$ 176,717	$ 262,834	$ 265,619	$ 266,887
Unsecured debt, net[1]	467,741	644,865	603,726	603,558	603,390
Interest rate swaps[1]	520	1,085	5	189	$ 1,161
Accounts payable, accrued expenses and other liabilities	83,827	83,397	67,492	68,049	73,904
Real estate liabilities held for sale, net [1]	-	67,982	-	-	-
Warrant liability[1]	45,908	73,335	-	-	-
Deferred lease intangibles, net	5,026	5,095	5,134	5,590	6,044
Financing lease liability[1]	2,297	2,290	2,284	2,278	2,271
Total liabilities	$ 781,299	$ 1,054,766	$ 941,475	$ 945,283	$ 953,657
Redeemable non-controlling interest - Series C Preferred Units [1]	$ 1,259	$ 426	$ -	$ -	$ -
Equity:
Common stock	$ 454	$ 454	$ 454	$ 453	$ 452
Additional paid in capital	604,839	614,716	624,810	634,651	644,938
Accumulated deficit	(43,262)	(190,675)	(175,074)	(176,388)	(182,606)
Accumulated other comprehensive income	17,517	11,969	24,998	25,859	20,233
Total stockholders' equity	$ 579,548	$ 436,464	$ 475,188	$ 484,575	$ 483,017
Non-controlling interest	6,312	4,755	5,132	5,287	5,225
Total equity	$ 585,860	$ 441,219	$ 480,320	$ 489,862	$ 488,242
Total liabilities, redeemable non-controlling interest and equity	$ 1,368,418	$ 1,496,411	$ 1,421,795	$ 1,435,145	$ 1,441,899

1	See Glossary, page 34 for further information.

Q4 2024 Supplemental | 11

Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Rental revenue	$ 35,732	$ 38,642	$ 148,281	$ 151,458
Tenant recoveries	11,560	12,112	49,282	48,302
Management fee revenue and other income	278	30	792	88
Total revenues	$ 47,570	$ 50,784	$ 198,355	$ 199,848
Operating expenses:
Property	14,133	15,144	61,718	62,542
Depreciation and amortization	21,004	22,793	85,729	92,891
General and administrative	3,938	4,318	14,764	14,904
Total operating expenses	$ 39,075	$ 42,255	$ 162,211	$ 170,337
Other income (expense):
Interest expense	(8,044)	(9,686)	(37,412)	(38,278)
Loss in investment of unconsolidated joint ventures[1]	(5,145)	-	(5,145)	-
Loss on extinguishment of debt	(269)	-	(269)	(72)
Gain on sale of real estate[1]	136,751	10,534	145,396	22,646
Gain on financing transaction[1]	21,317	-	6,660	-
Loss on interest rate swap[1]	(481)	-	(481)	-
Unrealized loss from interest rate swap[1]	(39)	-	(39)	-
Total other income (expense)	$ 144,090	$ 848	$ 108,710	$ (15,704)
Income before income tax provision	$ 152,585	$ 9,377	$ 144,854	$ 13,807
Income tax provision[1]	(2,487)	-	(2,487)	-
Net income (loss)	$ 150,098	$ 9,377	$ 142,367	$ 13,807
Less: Net income (loss) attributable to non-controlling interest	1,608	101	1,520	147
Less: Net income (loss) attributable to redeemable non-controlling interest - Series C Preferred Units	1,077	-	1,503	-
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	$ 147,413	$ 9,276	$ 139,344	$ 13,660
Less: Preferred Stock dividends	-	-	-	2,509
Less: Loss on extinguishment/redemption of Series A Preferred Stock	-	-	-	2,023
Less: Amount allocated to participating securities	1,201	84	1,478	337
Net income (loss) attributable to common stockholders	$ 146,212	$ 9,192	$ 137,866	$ 8,791
Net income (loss) per share attributable to common stockholders – basic[1]	$ 3.25	$ 0.20	$ 3.06	$ 0.20
Net income (loss) per share attributable to common stockholders – diluted[1]	$ 3.24	$ 0.20	$ 3.06	$ 0.20
Weighted-average common shares outstanding - basic	45,020	44,879	44,989	43,555
Weighted-average common shares outstanding - diluted	45,099	44,992	45,046	43,632

1	See Glossary, page 36 for further information.

Q4 2024 Supplemental | 12

Non-GAAP Measurements

Unaudited ($ and shares in thousands, except per-share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Consolidated NOI
Net income (loss)	$ 150,098	$ 9,377	$ 142,367	$ 13,807
Income tax provision	2,487	-	2,487	-
General and administrative	3,938	4,318	14,764	14,904
Depreciation and amortization	21,004	22,793	85,729	92,891
Interest expense	8,044	9,686	37,412	38,278
Loss in investment of unconsolidated joint ventures	5,145	-	5,145	-
Loss on extinguishment of debt	269	-	269	72
Gain on sale of real estate[1]	(136,751)	(10,534)	(145,396)	(22,646)
Gain on financing transaction[1]	(21,317)	-	(6,660)	-
Loss on interest rate swap	481	-	481	-
Unrealized loss from interest rate swap	39	-	39	-
Management fee revenue and other income	(278)	(30)	(792)	(88)
Net Operating Income	$ 33,159	$ 35,610	$ 135,845	$ 137,218
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
Net income (loss)	$ 150,098	$ 9,377	$ 142,367	$ 13,807
Income tax provision	2,487	-	2,487	-
Depreciation and amortization	21,004	22,793	85,729	92,891
Interest expense	8,044	9,686	37,412	38,278
Loss on extinguishment of debt	269	-	269	72
Gain on sale of real estate[1]	(136,751)	(10,534)	(145,396)	(22,646)
Gain on financing transaction[1]	(21,317)	-	(6,660)	-
Loss on interest rate swap	481	-	481	-
Proportionate share of EBITDAre from unconsolidated joint ventures	6,309	-	6,309	-
Unrealized loss from interest rate swap	39	-	39	-
EBITDAre	$ 30,663	$ 31,322	$ 123,037	$ 122,402
Stock compensation	1,079	838	4,197	2,966
Acquisition expenses	-	-	-	85
Pro forma effect of acquisitions/developments[1]	375	432	1,300	1,735
Proportionate share from unconsolidated joint ventures	(1,686)	-	(1,686)	-
Adjusted EBITDA	$ 30,431	$ 32,592	$ 126,848	$ 127,188

1	See Glossary, page 36 for further information.

Q4 2024 Supplemental | 13

Non-GAAP Measurements (Continued)

Unaudited ($ and shares in thousands, except per-share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)
Net income (loss)	$ 150,098	$ 9,377	$ 142,367	$ 13,807
Gain on sale of real estate[1]	(136,751)	(10,534)	(145,396)	(22,646)
Depreciation and amortization	21,004	22,793	85,729	92,891
Proportionate share of adjustments from FFO joint ventures	5,826	-	5,826	-
FFO	$ 40,177	$ 21,636	$ 88,526	$ 84,052
Preferred Stock dividends	-	-	-	(2,509)
Redeemable non-controlling interest - Series C Preferred Unit dividends[1]	(1,077)	-	(1,503)	-
Acquisition expenses	-	-	-	85
Gain on financing transaction[1]	(21,317)	-	(6,660)	-
Loss on extinguishment of debt	269	-	269	72
Loss on interest rate swap	481	-	481	-
Income tax provision	2,487	-	2,487	-
Unrealized loss from interest rate swap	39	-	39	-
Core FFO	$ 21,059	$ 21,636	$ 83,639	$ 81,700
Amortization of debt related costs	563	476	1,909	2,184
Non-cash interest expense	(1,319)	582	(1,648)	984
Stock compensation	1,079	838	4,197	2,966
Capitalized interest	(73)	(134)	(394)	(1,102)
Straight line rent	(251)	(111)	761	(1,944)
Above/below market lease rents	(294)	(401)	(1,204)	(2,221)
Proportionate share of AFFO from unconsolidated joint ventures	(189)	-	(189)	-
Recurring capital expenditures[1]	(2,024)	(880)	(7,278)	(5,743)
AFFO	$ 18,551	$ 22,006	$ 79,793	$ 76,824
Weighted-average common shares and units outstanding[1]	45,880	45,740	45,861	44,413
Core FFO attributable to common stockholders and unit holders per share	$ 0.46	$ 0.47	$ 1.83	$ 1.84
AFFO attributable to common stockholders and unit holders per share	$ 0.40	$ 0.48	$ 1.74	$ 1.73

1	See Glossary, page 36 for further information.

Q4 2024 Supplemental | 14

Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics (Includes Chicago Portfolio)[1]
Square footage[1]	31,246

Includes: Wholly-owned properties as of December 31, 2022; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition) and 33 out of the 34 Chicago Joint Venture properties as if wholly-owned

Excludes: Wholly-owned properties classified as repositioning, lease-up during 2023 or 2024 (5 buildings representing approximately 1,553,000 of rentable square feet), placed into service 2023 and 2024, and under contract for sale

Number of properties	146
Number of buildings	200
Percentage of total portfolio square footage	88.7%
Occupancy at period end	95.7%

Same Store NOI (Includes Chicago Portfolio)[1]
	Three Months Ended December 31,
	2024	2023	$ change	% change

Rental revenue	$ 47,398	$ 46,072	$ 1,326	2.9%
Property expenses	14,282	13,302	980	7.4%
Same Store NOI - GAAP Basis	$ 33,116	$ 32,770	$ 346	1.1%
Early termination revenue	-	6	(6)
Same Store NOI excluding early termination income - GAAP Basis	$ 33,116	$ 32,764	$ 352	1.1%
Straight line rent and above (below) market lease	936	411	525
Same Store NOI - Cash Basis	$ 32,180	$ 32,359	$ (179)	-0.6%
Same Store NOI excluding early termination income - Cash Basis	$ 32,180	$ 32,353	$ (173)	-0.5%

	Year Ended December 31,
	2024	2023	$ change	% change

Rental revenue	$ 186,382	$ 182,738	$ 3,644	2.0%
Property expenses	58,368	56,408	1,960	3.5%
Same Store NOI - GAAP Basis	$ 128,014	$ 126,330	$ 1,684	1.3%
Early termination revenue	173	365	(192)
Same Store NOI excluding early termination income - GAAP Basis	$ 127,841	$ 125,965	$ 1,876	1.5%
Straight line rent and above (below) market lease	354	3,459	(3,105)
Same Store NOI - Cash Basis	$ 127,660	$ 122,871	$ 4,789	3.9%
Same Store NOI excluding early termination income - Cash Basis	$ 127,487	$ 122,506	$ 4,981	4.1%

1	On November 13, 2024, 34 properties located in and around the Chicago market were contributed to the Chicago Joint Venture for a purchase price of $356.6 million.

Q4 2024 Supplemental | 15

Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics (Excludes Chicago Portfolio)[1]
Square footage	25,744

Includes: Wholly-owned properties as of December 31, 2022; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)

Excludes: Chicago Joint Venture consisting of 34 properties (5,957,335 square feet), wholly-owned properties classified as repositioning, lease-up during 2023 or 2024 (5 buildings representing approximately 1,553,000 of rentable square feet), placed into service 2023 and 2024, and under contract for sale

Number of properties	113
Number of buildings	167
Percentage of total portfolio square footage	88.0%
Occupancy at period end	95.2%

Same Store NOI (Excludes Chicago Portfolio)[1]
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Same Store NOI - GAAP Basis
Rental revenue	$ 37,805	$ 37,553	$ 37,291	$ 37,768	$ 37,215
Property expenses	10,755	11,833	11,285	11,283	10,199
Same Store NOI - GAAP Basis	$ 27,050	$ 25,720	$ 26,006	$ 26,485	$ 27,016
Early termination revenue	-	-	150	23	6
Same Store NOI - GAAP Basis excluding early termination revenue	$ 27,050	$ 25,720	$ 25,856	$ 26,462	$ 27,010
Same Store NOI - Cash Basis
Same Store Adjustments:
Straight line rent and above (below) market lease	283	156	(620)	235	531
Same Store NOI - Cash Basis	$ 26,767	$ 25,564	$ 26,626	$ 26,250	$ 26,485
Early termination revenue	-	-	150	23	6
Same Store NOI - Cash Basis excluding early termination revenue	$ 26,767	$ 25,564	$ 26,476	$ 26,227	$ 26,479
Same store occupancy at period end	95.2%	97.2%	98.1%	98.1%	97.8%
Percentage of total portfolio square footage	88.0%	89.0%	94.2%	91.7%	93.8%
Same Store NOI - GAAP Basis percent change[2]	0.1%
Same Store NOI - Cash Basis percent change[2]	1.1%

1	On November 13, 2024, 34 properties located in and around the Chicago market were contributed to the Chicago Joint Venture for a purchase price of $356.6 million.
2	Represents the year-over-year change between the three months ended December 31, 2024 and three months ended December 31, 2023.

Q4 2024 Supplemental | 16

Debt Summary

As of December 31, 2024

Unaudited ($ in thousands)

	Maturity Date	Interest Rate	Commitment	Principal Balance
Unsecured Debt:
$200m KeyBank Term Loan	February-27	3.03%[1,2]	$ 200,000	$ 200,000
$150m KeyBank Term Loan	May-27	4.40%[1,2]	150,000	150,000
$100m KeyBank Term Loan	November-28	3.00%[1,2]	100,000	100,000
KeyBank Line of Credit	November-28	5.89%[1]	500,000	20,000
Total / Weighted Average Unsecured Debt		3.58%	$ 800,000	$ 470,000

	Market	Maturity Date	Interest Rate	# of Buildings	Principal Balance
Secured Debt:
Allianz Loan	Jacksonville	April-26	4.07%	23	$ 60,085
Nationwide Loan	St. Louis	October-27	2.97%	2	14,632
Lincoln Life Gateway Mortgage[3]	St. Louis	January-28	3.43%	2	28,800
Minnesota Life Memphis Industrial Loan[3]	Memphis	January-28	3.15%	28	53,782
Minnesota Life Loan	Multiple	May-28	3.78%	7	19,101
Total / Weighted Average Secured Debt			3.56%	62	$ 176,400
Total / Weighted Average Debt			3.58%		$ 646,400

1	For the month of December 2024, the one-month term SOFR for our unsecured debt at a weighted average of 4.520% and the one-month term SOFR for our borrowings under line of credit was at a weighted average of 4.338%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
2	The one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.527%, respectively.
3	Debt assumed at acquisition.

Q4 2024 Supplemental | 17

Capitalization

As of December 31, 2024

Unaudited ($ in thousands, except per-share amounts)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net Debt:
Total Debt[1]	$ 705,790	$ 890,998	$ 869,235	$ 872,059	$ 873,364
Less: Cash	43,627	33,556	36,129	27,237	26,204
Net Debt	$ 662,163	$ 857,442	$ 833,106	$ 844,822	$ 847,160
Common Shares and Units Outstanding[2]	45,879	45,881	45,887	45,872	45,740
Closing Price (as of period end)	$ 17.80	$ 22.60	$ 21.38	$ 22.50	$ 24.07
Market Value of Common Shares[3]	$ 816,646	$ 1,036,911	$ 981,064	$ 1,032,120	$ 1,100,962
Preferred Units - Series C (outstanding borrowing + unpaid dividends)[4]	62,169	61,336	-	-	-
Total Market Capitalization[3,5]	$ 1,584,605	$ 1,989,245	$ 1,850,299	$ 1,904,179	$ 1,974,326
Dividend / Share (annualized)	$ 0.96	$ 0.96	$ 0.96	$ 0.96	$ 0.90
Dividend Yield (annualized)	5.4%	4.2%	4.5%	4.3%	3.7%
Total Debt-to-Total Market Capitalization	44.5%	44.8%	47.0%	45.8%	44.2%
Secured Debt as a % of Total Debt	27.3%	27.5%	30.4%	30.6%	30.7%
Unsecured Debt as a % of Total Debt	72.7%	72.5%	69.6%	69.4%	69.3%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)[6]	5.4x	6.6x	6.4x	6.7x	6.5x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)[6]	6.0x	7.1x	6.4x	6.7x	6.5x
Weighted Average Maturity of Total Debt (years)	2.6	2.2	2.7	2.7	3.0

1	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts. Total Debt includes the Company's pro rata share of unconsolidated joint venture debt in the amount of $60.9 million.
2	Common shares and units outstanding include 490 units outstanding at the end of each quarter presented.
3	Based on closing price as of last trading day of the quarter and common shares and units outstanding as of the period ended.
4	As of December 31, 2024, our outstanding principal amount associated with drawn principal is $60,910 plus unpaid cash and PIK dividends of $1,259.
5	Market value of shares and units plus total debt and preferred units as of period end.
6	Adjusted EBITDAre includes an adjustment for the proportionate share of EBITDAre from unconsolidated joint ventures.

Q4 2024 Supplemental | 18

Net Asset Value Components

As of September 30, 2024

Unaudited ($ in thousands)

Net Operating Income

Three Months Ended December 31, 2024
Pro Forma Net Operating Income (NOI)
Total Operating NOI	$ 33,159
Pro Forma Effect of New Lease Activity[1]	594
Pro Forma Effect of Acquisitions / Dispositions[2]	(2,313)
Pro Forma Effect of Repositioning / Development[3]	1,342
Pro Forma NOI	$ 32,782
Amortization of above / below market lease intangibles, net	(294)
Straight-line rental revenue adjustment	(251)
Proportionate share of NOI from unconsolidated joint ventures[6]	1,856
Pro Forma Cash NOI	$ 34,093

Developable Land

Market	Owned Land (acres)[4]	Developable GLA (SF)[4]	Under Construction (SF)[5]	Est. Investment / Est. Completion	Under Development (SF)[5]
Atlanta	9	200,000
Chicago/South Bend	11	220,000
Cincinnati	18	285,308			285,308
Jacksonville	12	41,958	41,958	$5.7M/Q4'25
Memphis	30	475,000			106,000
St. Louis	31	300,000
Charlotte	6	100,000
	117	1,622,266	41,958		391,308

Other Assets and Liabilities

As of December 31, 2024
Cash, cash held in escrow and restricted cash	$ 43,627
Other assets	$ 42,622
Construction in progress	$ 5,637
Accounts payable, accrued expenses and other liabilities	$ 83,827
Proportionate share of assets from unconsolidated joint ventures	$ 131,942

Debt, Common Stock and Preferred Units

As of December 31, 2024
Secured Debt	$ 176,400
Proportionate share of Secured Debt from unconsolidated joint ventures	$ 60,895
Unsecured Debt	$ 470,000
Preferred Units - Series C	$ 62,169
Common shares and units outstanding[7]	45,879

Note: We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2	Represents the estimated impact of acquisitions and dispositions as if they had been acquired at the beginning of the period.
3	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6	The Company’s 35% share of NOI from unconsolidated joint venture.
7	Common shares and units outstanding were 45,389,186 and 490,229 as of December 31, 2024 respectively.

Q4 2024 Supplemental | 19

Chicago Joint Venture

As of December 31, 2024

Unaudited ($ in thousands)

The Company contributed 34 of its Chicago-area properties to a joint venture with Sixth Street Partners, LLC at a 6.2% capitalization rate for a total purchase price of approximately $356.6 million. The Company will retain a 35% ownership in the joint venture.

Unconsolidated Joint Venture Portfolio Statistics		Sixth Street Joint Venture
Number of Properties	34	Joint Venture Member	Initial Partnership Interests	Total Equity Commitment
Number of Buildings	34	Plymouth (Managing Member)	35%	$ 60,921
Square Footage	5,957,335	Sixth Steet	65%	113,140
Portfolio Occupancy	93.1%			$ 174,061
WA Lease Term Remaining (yrs.)[1]	3.3
Multi-Tenant as % of ABR	59.1%	Annualized Asset Mgmt. Fee to Plymouth[2]		$ 411
Single Tenant as % of ABR	40.9%
WA Annual Rent Escalators	~3.0%
Triple Net Leases as % of ABR	79.3%
ABR	$ 26,244
Replacement Cost	$ 681,298

Balance Sheet Information		Selected Quarter-to-date Information (for the period beginning November 13, 2024 and ended December 31, 2024)
ASSETS			Joint Venture	Plymouth (35%)
Real estate properties:		Revenues	$ 5,534	$ 1,937
Total real estate properties, net	$ 338,095	Net Operating Income	3,360	1,176
Other assets	38,882	Interest Expense	1,380	483
Total assets	$ 376,977	EBITDA	3,326	1,164
LIABILITIES, AND EQUITY		FFO	1,946	681
Secured debt, net	$ 173,987
Other liabilities	32,175
Total liabilities	$ 206,162

Joint Venture Key Terms
Sixth Street to receive distributions sufficient to receive a 13.5% IRR
Plymouth to receive distributions sufficient to receive a 13.5% IRR
Thereafter, (i) 70% to Plymouth and (ii) 30% to Sixth Street

1	The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.
2	Annualized asset management fee is calculated as 1% of gross cash receipts as of December 31,2024, multiplied by 12.

Q4 2024 Supplemental | 20

Rentable Square Feet and Annualized Base Rent by Market

As of December 31, 2024

Unaudited ($ in thousands)

	# of Properties	# of Buildings	Occupancy	Total Rentable Square Feet	% Rentable Square Feet	ABR[2]	% ABR	Market Inventory (SF in millions)
Primary Markets[1]
Atlanta	11	13	99.9%	2,086,835	7.1%	$ 10,110	7.7%	847
Boston	1	2	100.0%	268,713	0.9%	2,361	1.8%	367
Charlotte	1	1	100.0%	155,220	0.5%	1,229	0.9%	380
Cincinnati	15	21	92.7%	2,969,046	10.2%	13,516	10.3%	360
Cleveland	16	19	89.3%	3,979,209	13.6%	17,169	13.1%	356
Columbus	14	14	99.5%	3,230,487	11.0%	12,311	9.4%	371
Indianapolis	17	17	91.8%	4,085,169	14.0%	14,794	11.3%	421
Memphis	29	63	94.6%	6,404,287	21.9%	27,533	21.1%	330
St. Louis	12	14	72.0%	3,219,689	11.0%	11,427	8.7%	342
Primary Total	116	164	91.5%	26,398,655	90.2%	$ 110,450	84.3%	3,774
Secondary Markets[1]
Jacksonville	8	29	100.0%	2,185,316	7.5%	$ 17,533	13.5%	163
South Bend[3]	5	6	100.0%	667,000	2.3%	2,915	2.2%	47
Secondary Total	13	35	100.0%	2,852,316	9.8%	$ 20,448	15.7%	210
Total Portfolio	129	199	92.3%	29,250,971	100.0%	$ 130,898	100.0%	3,984

Chicago JV (unconsolidated)[3]	34	34	93.1%	5,957,335		$ 26,244		1,409

1	Inventory as defined by CoStar refers to the total square footage of buildings that have received a certificate of occupancy and are able to be occupied by tenants. It does not include space that is either planned, or under construction. Inventory square footage solely includes industrial buildings as of July 18, 2024. Our definitions of primary and secondary markets are based on this market inventory. Primary markets means metropolitan areas in the U.S, with more than 300 million square feet of inventory. While secondary markets consist of between 100 million and 300 million square feet of inventory.
2	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2024, multiplied by 12. Excludes rent abatements.
3	During Q4 2024, Plymouth contributed 34 of the 40 buildings in our Chicago market to Sixth Street Joint Venture. The remaining 6 buildings in the market more closely align with the CBRE defined metro of South Bend, IN.

Q4 2024 Supplemental | 21

Operational & Portfolio Information

Q4 2024 Supplemental | 22

Leasing Activity

As of December 31, 2024

Unaudited

Lease Renewals and New Leases

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements[1]	Lease Commissions[1]
2022	Renewals	4,602,355	60.2%	$ 4.31	$ 4.87	13.1%	$ 0.15	$ 0.16
	New Leases	3,041,526	39.8%	$ 3.51	$ 4.51	28.6%	$ 0.40	$ 0.23
	Total	7,643,881	100.0%	$ 3.99	$ 4.73	18.5%	$ 0.25	$ 0.19
2023	Renewals	3,945,024	70.4%	$ 3.75	$ 4.36	16.3%	$ 0.14	$ 0.15
	New Leases	1,654,919	29.6%	$ 3.82	$ 5.03	31.7%	$ 0.35	$ 0.35
	Total	5,599,943	100.0%	$ 3.77	$ 4.56	21.0%	$ 0.21	$ 0.21
Q1 2024	Renewals	928,217	66.9%	$ 4.71	$ 4.99	5.9%	$ 0.17	$ 0.12
	New Leases	459,760	33.1%	$ 3.41	$ 5.06	48.4%	$ 0.12	$ 0.20
	Total	1,387,977	100.0%	$ 4.28	$ 5.01	17.1%	$ 0.15	$ 0.14
Q2 2024	Renewals	1,610,786	88.9%	$ 4.09	$ 4.86	18.8%	$ 0.07	$ 0.10
	New Leases	201,153	11.1%	$ 5.97	$ 7.13	19.5%	$ 0.73	$ 0.54
	Total	1,811,939	100.0%	$ 4.30	$ 5.11	18.8%	$ 0.14	$ 0.15
Q3 2024	Renewals	598,858	54.7%	$ 3.83	$ 4.18	9.1%	$ 0.10	$ 0.13
	New Leases	496,257	45.3%	$ 4.07	$ 4.71	15.7%	$ 0.38	$ 0.25
	Total	1,095,115	100.0%	$ 3.94	$ 4.42	12.2%	$ 0.23	$ 0.18
Q4 2024	Renewals	1,042,732	68.1%	$ 3.41	$ 3.84	12.6%	$ 0.22	$ 0.16
	New Leases	489,373	31.9%	$ 4.51	$ 5.87	30.2%	$ 1.00	$ 0.28
	Total	1,532,105	100.0%	$ 3.76	$ 4.49	19.4%	$ 0.47	$ 0.20
Total 2024[2]	Renewals	4,180,593	71.7%	$ 4.02	$ 4.54	12.9%	$ 0.15	$ 0.13
	New Leases	1,646,543	28.3%	$ 4.25	$ 5.45	28.2%	$ 0.51	$ 0.29
	Total	5,827,136	100.0%	$ 4.09	$ 4.79	17.1%	$ 0.25	$ 0.17

Note: Lease renewals and new lease activity excludes leases with terms less than six months, and leases associated with construction.

1 Shown as per dollar, per square foot, per year.

2 Executed leases scheduled to commence during 2024, including the fourth quarter activity, total an aggregate of 5,827,136 square feet, all of which are associated with terms of at least six months. The above includes the wholly-owned and Chicago portfolios.

Q4 2024 Supplemental | 23

Leasing Activity (continued)

As of December 31, 2024

Unaudited

Lease Expiration Schedule (Wholly-owned portfolio

Year	Square Footage	ABR[1]	% of ABR Expiring[2]
Available	2,240,430	-	-
2025	3,683,898	$ 18,325,271	14.0%
2026	5,555,784	25,693,967	19.7%
2027	5,386,687	25,707,343	19.7%
2028	3,668,517	18,372,941	14.0%
2029	3,090,996	14,350,431	11.0%
Thereafter	5,624,659	28,448,182	21.6%
Total	29,250,971	$ 130,898,135	100.0%

% of Annual Base Rent Expiring2

1	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2024, multiplied by 12. Excludes rent abatements.
2	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of December 31, 2024.

Q4 2024 Supplemental | 24

Leased Square Feet and Annualized Base Rent by Tenant Industry

As of December 31, 2024

Unaudited

Industry[1]	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[2]	% ABR	ABR Per Square Foot
Logistics & Transportation	8,160,867	76	30.2%	$ 33,911,975	25.9%	$ 4.16
Automotive	2,156,884	23	8.0%	10,210,625	7.8%	4.73
Wholesale/Retail	2,060,636	29	7.6%	10,502,267	8.0%	5.10
Home & Garden	1,773,751	22	6.6%	6,106,583	4.7%	3.44
Construction	1,357,672	37	5.0%	6,730,160	5.1%	4.96
Healthcare	1,297,715	50	4.8%	9,448,831	7.2%	7.28
Printing & Paper	1,109,317	10	4.1%	3,811,799	2.9%	3.44
Plastics	1,268,619	17	4.7%	5,833,572	4.5%	4.60
Food & Beverage	930,068	17	3.4%	5,422,827	4.1%	5.83
Industrial Equipment Components	842,725	24	3.1%	4,159,659	3.2%	4.94
Business Services	684,401	34	2.5%	4,691,633	3.6%	6.86
Cardboard and Packaging	531,749	10	2.0%	2,521,352	1.9%	4.74
Storage	502,540	9	1.9%	2,921,596	2.2%	5.81
Other Industries[3]	4,333,597	139	16.1%	24,625,256	18.9%	5.68
Total	27,010,541	497	100.0%	$ 130,898,135	100.0%	$ 4.85

1	Inclusive of the wholly-owned portfolio.
2	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2024, multiplied by 12. Excludes rent abatements.
3	Includes over 20 tenant industries for which the total leased square feet aggregates to less than 250,000 square feet or 3% of ABR.

Q4 2024 Supplemental | 25

Leased Square Feet and Annualized Base Rent by Type

As of December 31, 2024

Unaudited

Leased Square Feet and Annualized Base Rent by Lease Type
Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Triple Net	22,841,511	403	84.6%	$ 109,474,056	83.6%	$ 4.79
Modified Net	2,356,641	51	8.7%	11,599,668	8.9%	4.92
Gross	1,812,389	43	6.7%	9,824,411	7.5%	5.42
Total	27,010,541	497	100.0%	$ 130,898,135	100.0%	$ 4.85

Leased Square Feet and Annualized Base Rent by Tenant Type
Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Multi-Tenant	13,582,131	405	50.3%	$ 72,665,593	55.5%	$ 5.35
Single-Tenant	13,428,410	92	49.7%	58,232,542	44.5%	4.34
Total	27,010,541	497	100.0%	$ 130,898,135	100.0%	$ 4.85

Leased Square Feet and Annualized Base Rent by Building Type
Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	18,391,062	127	68.1%	$ 78,014,224	59.8%	$ 4.24
Warehouse/Light Manufacturing	5,656,661	25	20.9%	27,853,977	21.3%	4.92
Small Bay Industrial[2]	2,962,818	47	11.0%	25,029,934	18.9%	8.45
Total	27,010,541	199	100.0%	$ 130,898,135	100.0%	$ 4.85

Note: Wholly-owned portfolio.

1	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2024, multiplied by 12. Excludes rent abatements.
2	Small bay industrial is inclusive of flex space totaling 603,134 leased square feet and annualized base rent of $7,257,028. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Q4 2024 Supplemental | 26

Top 10 Tenants by Annualized Base Rent

As of December 31, 2024

Unaudited

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	Annualized Base Rent[1]	% Total ABR
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2025	$ 4.47	$ 2,786,967	2.1%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	12/31/2026	5.04	2,626,324	2.0%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	3.06	2,364,186	1.8%
Archway Marketing Holdings, Inc.	South Bend	Logistics & Transportation	3	503,000	3/31/2026	4.61	2,319,990	1.8%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	5	577,237	11/30/2027	3.74	2,158,177	1.6%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	10/31/2029	3.19	2,004,036	1.5%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2025	3.41	1,930,826	1.5%
Winston Products, LLC	Cleveland	Wholesale/Retail	2	266,803	4/30/2032	7.08	1,888,831	1.4%
Advanced Composites, Inc.	Columbus	Automotive	1	480,000	12/31/2031	3.53	1,695,809	1.3%
JobsOhio Beverage System	Cleveland	Food & Beverage	1	350,000	3/31/2029	4.48	1,568,000	1.2%
Total Largest Tenants by Annualized Rent			19	5,290,185		$ 4.03	$ 21,343,146	16.2%
All Other Tenants[2]			478	21,720,356		$ 5.04	$ 109,554,989	83.8%
Total Company Portfolio			497	27,010,541		$ 4.85	$ 130,898,135	100.0%

Note: Wholly-owned portfolio.

1	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2024, multiplied by 12. Excludes rent abatements.
2	Inclusive of 4 leases to the tenant Accredo Health totaling 134,592 square feet and $1.8 million of ABR expired on December 31, 2024.

Q4 2024 Supplemental | 27

Lease Segmentation by Size

As of December 31, 2024

Unaudited

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[1]	Annualized Base Rent[2]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	67	193,347	273,412	70.7%	72.2%	$ 2,053,178	$ 2,053,178	1.6%	$ 10.62
5,000 - 9,999	90	649,019	760,090	85.4%	86.0%	5,616,388	5,616,388	4.3%	8.65
10,000 - 24,999	118	1,984,554	2,086,141	95.1%	95.1%	14,962,893	14,962,893	11.4%	7.54
25,000 - 49,999	80	2,923,394	3,134,087	93.3%	94.5%	18,407,420	18,407,420	14.1%	6.30
50,000 - 99,999	70	4,871,290	5,160,244	94.4%	95.4%	24,203,743	24,203,743	18.5%	4.97
100,000 - 249,999	50	7,866,576	8,270,672	95.1%	95.1%	35,439,209	35,439,209	27.0%	4.51
> 250,000	22	8,522,361	9,566,325	89.1%	96.9%	30,215,304	30,215,304	23.1%	3.55
Total/Weighted Avg.	497	27,010,541	29,250,971	92.3%	95.2%	$ 130,898,135	$ 130,898,135	100.0%	$ 4.85

1	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned as of December 31, 2024.
2	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2024, multiplied by 12. Excludes rent abatements.
3	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of December 31, 2024 plus annualized base rent for leases signed but not commenced as of December 31, 2024.
4	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of December 31, 2024 plus annualized base rent for leases signed but not commenced as of December 31, 2024, divided by leased square feet plus uncommenced leased square feet.

Q4 2024 Supplemental | 28

Capital Expenditures

Unaudited ($ in thousands)

Wholly-owned[1]	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Tenant improvements	$ 806	$ 1,203	$ 480	$ 320	$ 375
Lease commissions	$ 1,218	$ 1,650	$ 927	$ 674	$ 505
Total Recurring Capital Expenditures	$ 2,024	$ 2,853	$ 1,407	$ 994	$ 880
Capital expenditures	$ 4,143	$ 5,692	$ 3,695	$ 664	$ 5,074
Development	$ 630	$ 2,537	$ 2,058	$ 2,336	$ 1,107
Total Non-recurring Capital Expenditures	$ 4,773	$ 8,229	$ 5,753	$ 3,000	$ 6,181
Total Capital Expenditures	$ 6,797	$ 11,082	$ 7,160	$ 3,994	$ 7,061

Unconsolidated joint venture	December 31, 2024
Total Recurring Capital Expenditures	$ 1,382
Total Non-recurring Capital Expenditures	$ 593
Total Capital Expenditures	$ 1,975

1	Capital expenditures incurred after the joint venture closing are included in the unconsolidated joint venture table below.

Q4 2024 Supplemental | 29

Appendix

Q4 2024 Supplemental | 30

Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant recoveries) less property-level operating expenses. NOI excludes depreciation and amortization, income tax provision, general and administrative expenses, impairments, loss in investment of unconsolidated joint ventures, gain or losses on sale of real estate, interest expense, gain on financing transaction, loss on interest rate swap, unrealized loss from interest rate swap, appreciation (depreciation) of warrants and other non-operating items.

Cash Net Operating Income (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income(loss), computed in accordance with GAAP, before interest expense, income tax provision, depreciation and amortization, gain on sale of real estate property, appreciation (depreciation) of warrants, impairments, gain on financing transaction, loss on interest rate swap, unrealized loss from interest rates swap and loss on extinguishment of debt. Our proportionate share of EBITDAre for unconsolidated joint ventures is calculated to reflect EBITDAre on the same basis. We believe that EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company as it is a direct measure of the actual operating results of our industrial properties.

We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) loss on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition, dispositions and developments and (v) non-cash impairments on real estate lease, (vi) adjustments for unconsolidated partnerships and joint ventures . We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs calculate EBITDAre and Adjusted EBITDA.

Funds From Operations (FFO): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance, thereby, providing investors the potential to compare our operating performance with that of other REITs. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO isas follows: Net Income (Loss) (calculated in accordance with GAAP), excluding:(i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We define FO, consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Q4 2024 Supplemental | 31

Glossary (continued)

Non-GAAP Financial Measures Definitions (continued):

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for items such as dividends paid or accrued to holders of our preferred stock and redeemable non-controlling interest, acquisition and transaction related expenses for transactions not completed, gain on financing transaction, income tax provision, and certain non-cash operating expenses such as unrealized loss from interest rate swap, loss on interest rate swap, appreciation (depreciation) of warrants and loss on extinguishment of debt. We believe that Core FFO is a useful supplemental measure in addition to FFO by adjusting for items that are not considered by us to be part of the period-over-period operating performance of our property portfolio, thereby, providing a more meaningful and consistent comparison of our operating and financial performance during the periods presented below. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (AFFO): Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation, non-cash interest expense and adjustments for unconsolidated partnerships and joint ventures. Our proportionate share of AFFO for unconsolidated joint ventures is calculated to reflect AFFO on the same basis.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.

As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock (inclusive of preferred stock and redeemable non-controlling interest) to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Q4 2024 Supplemental | 32

Glossary (continued)

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long-lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly-owned by the Company as of December 31, 2022. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2023 or 2024 (4 buildings representing approximately 962,000 of rentable square feet placed into service during 2023 or 2024) or under contract for sale. For 2024, the Same Store Portfolio consists of 113 properties aggregating 25.7 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Q4 2024 Supplemental | 33

Glossary (Financials)

Balance Sheet:

Financing lease liability: As of December 31, 2024, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 31 years. Refer to our most recent Annual Report on Form 10-K for expanded disclosure.

Forward contract asset: Represents the FMV of the Company’s contractual obligation to draw the undrawn $79.1 million of the Series C Preferred Units (as defined herein) as of the end of the period.

Interest rate swaps: Represents the fair value of the Company's interest rate swaps. We minimize the credit risk in our derivative financial instruments by transacting with various high-quality counterparties. Our exposure to credit risk at any point is generally limited to amounts recorded as assets on the accompanying consolidated balance sheets. A summary of the Company's interest rate swaps and accounting are detailed in Note 8 of our most recent Annual Report on Form 10-K.

Investment of unconsolidated joint ventures: Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. The Isosceles Venture Agreement provided for liquidation rights and distribution priorities that were different from the Company’s stated ownership percentage based on total equity contributions. As such, the Company used the hypothetical-liquidation-at-book-value method (“HLBV”) to determine its equity in the earnings of Isosceles. The HLBV method is commonly applied to equity investments in real estate, where cash distribution percentages vary at different points in time and are not directly linked to an investor's ownership percentage.

Net investment in sales-type lease: During Q1 2024, the tenant occupying a single tenant industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property at a fixed price of $21,480. As a result, we reclassified the respective real estate property to net investment in sales-type lease totaling $21,480 on our condensed consolidated balance sheets, effective as of the date of tenant notice, in the following amounts: (i) $19,605 from Real estate properties, (ii) $8,094 from Accumulated depreciation, (iii) $877 from net Deferred lease intangible assets, and (iv) $1,062 from Other assets. Further, we recognized a Gain on sale of real estate of $8,030 related to this transaction. On August 30, 2024, we completed the sale of the property and recognized selling costs of $234. Earnings from our Net investment in sales-type leases are included in Rental revenue in the consolidated statements of operations and totaled $631, $0 and $0 for the years ended December 31, 2024, 2023 and 2022, respectively. Prior to this reclassification to Net investment in sales-type lease, earnings from this lease were recognized in Rental revenue in the condensed consolidated statements of operations. Net investment in sales-type leases are assessed for credit loss allowances. No such allowances were recorded as of December 31, 2024 or December 31, 2023.

Real estate assets/liabilities held for sale, net: On August 26, 2024, the Operating Partnership (the “OP”) entered into a Contribution Agreement with an affiliate of Sixth Street Partners, LLC (the “Investor”), in which the Operating Partnership contributed 34 wholly-owned properties located in and around Chicago (each a “Chicago Property” and collectively the “Chicago Properties”) into a joint venture with the Investor in which will be owned 35% by a wholly-owned subsidiary of the Operating Partnership and 65% by the Investor. The contribution and closing conditions of the joint venture occurred during the fourth quarter of 2024. The aggregate purchase price for the Chicago Properties is $356,600, which includes the assumption by the joint venture of $56,898 of debt held by the OP that is currently outstanding with Transamerica Life Insurance Company and secured by certain Chicago Properties. An additional $10,506 of debt held by the OP outstanding with Midland Nation Life Insurance and secured by a single Chicago Property.

Upon execution of the Contribution Agreement, the carrying amounts of the Chicago Properties were classified as "Real estate assets held for sale, net" and the corresponding carrying amount of the secured mortgages (the Transamerica Loan and the Midland National Life Insurance Mortgage) were classified "Real estate liabilities held for sale, net" on the condensed consolidated balance sheets. Upon classifying the Chicago Properties as being held for sale, the Company ceased recognizing depreciation on the Chicago Properties.

Unsecured debt, net: Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.

Q4 2024 Supplemental | 34

Glossary (Financials)

Redeemable Non-controlling interest - Series C Preferred Units: On August 26, 2024, the Company, through its OP, issued 60,910 Non-Convertible Series C Preferred Units (“Series C Preferred Units”) at a price of $1,000 per Series C Preferred Unit, for gross proceeds of $60,910, to the Investor. Bundled with the issuance of the 60,910 Series C Units, the Operating Partnership also issued (i) a forward contract in which the OP will sell an addition 79,090 Series C Preferred Units at a price of $1,000 per unit for gross proceeds of $79,090 before May 23rd, 2025, and (ii) warrants that are exercisable into OP Partnership Units (see “Warrant Liability”). The gross proceeds at issuance were first allocated to the Warrants, resulting in the Company recognizing a book loss of $21 million and recording the Series C Preferred Units for a nominal amount of $0.01.

Holders are entitled to receive, on a cumulative basis, (i) distributions in the form of fully paid Series C Preferred Units known as “PIK Distributions” which will be payable at the “PIK Distribution Rate” and (ii) distributions in the form of cash known as “Cash Distributions” which will be payable at the “Cash Distribution Rate.”

The Cash Distribution Rate is a rate per annum equal to (a) 4.0% within the first 5 years after August 26, 2024 (the “Original Issue Date”), (b) 8.0% in the 6th and 7th years after the Original Issue Date, and (c) 12.0% starting from the 8th year after the Original Issue Date and each subsequent year thereafter. The PIK Distribution Rate is a rate per annum equal to (a) within the first 5 years after the Original Issue Date, 7.0% less the applicable Cash Distribution Rate, (b) in the 6th and 7th years after the Original Issue Date, the greater of: (i) 12.0% or (ii) SOFR plus 650 basis points less the applicable Cash Distribution Rate, and (c) from the 8th year after the Original Issue Date and each subsequent year thereafter, the greater of (i) 16.0% or (ii) SOFR plus 1,050 basis points, less the applicable Cash Distribution Rate. Both PIK and Cash Distributions are recognized within Net income (loss) attributable to non-controlling interest within our condensed consolidated statements of operation and are recognized as a deduction to FFO to derive Core FFO.

Warrant liability: Represents the FMV of the warrants issued by the OP on August 26, 2024, to issue and sell to the holder the right to purchase Operating Partnership Units (“OP Units”) as of the end of the respective period. As of December 31, 2024, the associated strike price and amount of units outstanding for each tranche of warrants are as follows:

-	The first tranche is for 4,517,676 OP Units with an updated strike price of $24.65 per unit
-	The second tranche is for 3,011,784 OP Units with an updated strike price of $25.62 per unit
-	The third tranche is for 4,517,676 OP Units with an initial updated price of $26.60 per unit

The warrants provide antidilution adjustments, as well as adjustments in the strike price of the warrants to an amount equal to the issuance price per common share or OP Unit if the Company or the OP issues (or otherwise sells) any shares/units of common stock, OP Units, or equity-linked securities and if the Company or the OP reprices or amends any of its existing equity-linked securities. Such adjustments include the occurrence of stock dividends, splits or combinations, the distribution of rights, options or warrants of the Company’s common stock, distribution if shares of capital stock or other property, cash dividends and distributions, tender or exchange offers made by the Company or the Parent for shares of common stock and degressive issuances.

Holders of the warrants will have the right to submit all, or any whole number of warrants that is less than all of their warrants for exercise at any time during the first 5 years after the date of issuance of the warrants. This can be extended to 7 years if the volume-weighted average price of the Common Stock for the 90 consecutive trading days ending on the 5th anniversary of the issuance date is equal to or less than the Strike Price of the warrants.

Upon the exercise of any warrant, the Company at its election will settle such exercise by paying or delivering OP Units according to either a physical or cashless settlement. In the event the Company elects to deliver OP units upon settlement, the holder can elect to exchange the OP Units into common shares of the Company on a one-to-one basis, however, the Company can elect to settle these OP Units for either cash or shares of the Company’s common stock.

Q4 2024 Supplemental | 35

Glossary (Financials)

Consolidated Statements of Operations:

Gain on sale of real estate: During Q1 2024, the tenant occupying an industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property. We re-evaluated the lease classification of the lease in accordance to ASC 842, Leases, concluding that the lease had transitioned to a sales-type lease, thereby recognizing a $7,796 gain on sale of real estate during Q1 2024. During Q2, 2024, the Company sold one 221,911 square foot property in Kansas City, MO, recognized a net gain of $849. During Q4 2024, the Company recognizing a net gain of $136,751 from the contribution of the 34 properties within the Chicago market to the Sixth Street Joint Venture.

Gain on financing transaction: Gain on financing transaction for the year ended December 31, 2024 of $6,660 is related to $43,948 of net gain related to adjustments to the fair market value of warrants, offset by the initial loss of $18,746 and corresponding issuance costs of $12,000 realized upon the issuance of the Series C Preferred Units and $6,542 of net loss related to fair market value adjustments of forward contract. There was no gain on financing transactions for the year ended December 31, 2023.

Net income (loss) per share attributable to common stockholders – Basic and Diluted: Refer to the Annual Report on Form 10-K for additional information.

Loss on interest rate swap: Related to the amount of realized loss reclassified from accumulated other comprehensive income (loss) into earnings.

Unrealized loss from interest rate swap: Related to the mark-to-market adjustment of their de-designated interest rate swap

Non-GAAP Measurements:

Gain on sale of real estate: See definition above in the Consolidated Statements of Operations section.

Gain on financing transaction: See definition above in the Consolidated Statements of Operations section.

Pro forma effect of acquisitions/developments: Represents the estimated impact of wholly-owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.

Recurring capital expenditures: Excludes non-recurring capital expenditures of $4,773 and $6,181 for the three months ended December 31, 2024 and 2023, respectively and $21,755 and $30,366 for the year ended December 31, 2024 and 2023, respectively.

Redeemable Non-controlling interest - Series C Preferred Units: See definition on page 35 in the Balance Sheet section.

Weighted-average common shares and units outstanding: Weighted-average common shares and units outstanding includes common stock, OP units, and restricted stock units as of December 31, 2024 and excludes 54,410 performance stock units as they are deemed to be non-participatory.

Q4 2024 Supplemental | 36